Vantage Health Receives License

After NASA and Nanobeak Enter into an Exclusive Five-Year Commercial License Agreement

Redwood City, CA – January 7, 2014 – Vantage Health Inc, (OTCB: VNTH) and its parent company Nanobeak Inc. today announced that NASA and Nanobeak have entered into an exclusive 5-year license agreement to commercialize mobile healthcare products derived from NASA patented chemical sensing technology. This exclusive 5-year license agreement has been sublicensed to Vantage Health Inc.

Telemedicine and mobile healthcare is formed by the intersection of medicine and digital technology. Nanobeak and Vantage Health have been developing sensor based mobile applications based on patented NASA technology, for non-invasive disease screening at the earliest stages, to be implemented for point of care and individualized healthcare screening using a proprietary breathalyzer attached to a smartphone.

The initial exclusive commercialization agreement with NASA licenses the use of multiple US Patents relating to inventions in the fields of nanotechnology, chemical sensing, carbon nanotubes, medical diagnoses, environmental sensing and cell phone applications. The commercialization agreement requires that the products be manufactured substantially in the United States, and are subject to certain annual royalty payments to NASA. We will use this sensor technology to focus on certain forms of disease screening and narcotics screening. The initial application will be lung cancer.

The sensor technology won the 2012 NASA Government Invention of the Year, which was announced on April 10, 2013. The sensors have been deployed by NASA to detect trace gases in the crew cabin on the International Space Station. Other federal agencies are using sensors based on this technology to detect trace gases in various environments. Specific applications for which the innovative sensors have been tested and used include trace chemical detection in planetary exploration, air monitoring, leak detection and hazardous agent detection using cell phones.

Vantage Health is focused on early screening of lung cancer, colon cancer, breast cancer, prostate cancer and ovarian cancer. We are also developing mobile screening capabilities for medical adherence, heart failure, diabetes, tuberculosis, oxidative stress disorder, metabolic impairment, and HIV/Aids. Cancer is the number two cause of death in America, second only to heart disease according to the Center for Disease Control and Prevention. The World Health Organization statistics indicate that 7.6 million people die from cancer a year – representing more than 20,000 deaths a day.

Commenting on today's announcement, Jeremy Barbera, Chairman and CEO of Vantage Health stated, “by analyzing a person’s breath print, the Vantage Health Sensor will provide low cost, non-invasive lung cancer screening for the earliest stages when there are more treatment options available for that person. There were more deaths in 2012 from lung cancer than from prostate, pancreas, breast and colon combined according to the American Cancer Society. The primary reason is that only 15% of lung cancer cases are screened at an early stage – 85% are not.”

“Our mission is to commercialize mobile healthcare technologies that provide physicians and consumers with the tools to better manage the healthcare continuum from managing illness to managing wellness.”

About Vantage Health Inc.

Vantage Health Inc. - a leader in mobile health technology - is developing personalized and point-of-care screening using Apps based upon chemical sensing residing within a small device attached to a smartphone.

With its foundations in advanced nanotechnology, the company’s first product, the Vantage Health Sensor, is the convergence of nano-electronics, bio-informatics, and wireless technology to create the next generation mobile health application.

The first mobile App is expected to be for lung cancer screening with additional mobile healthcare Apps in the planning stages. The company has offices in Redwood City, CA and New York. For more information, please visit http://www.vantagehealthinc.com

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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of Vantage’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Vantage may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Annual Report on Form 10-K and other periodic and other filings Vantage files with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Vantage assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.